Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (July 22, 2025)

Interpublic Announces Second Quarter and First Half 2025 Results

SECOND QUARTER
•Total revenue of $2.5 billion, including billable expenses
•Revenue before billable expenses ("net revenue") of $2.2 billion
•Organic net revenue decrease of -3.5% due to prior-year client account activity
•Reported net income was $162.5 million, which includes after-tax expense of $88.4 million for previously announced strategic restructuring actions
•Adjusted EBITA before restructuring charges and deal costs was $393.7 million with margin of 18.1% on revenue before billable expenses
•Diluted loss per share of $0.44 as reported and diluted earnings per share of $0.75 as adjusted

Philippe Krakowsky, CEO of Interpublic:

“Organic revenue was in line with expectations, reflecting the impact of account activity in 2024. Underlying growth in the quarter showed sequential improvement against those headwinds, with strong performance at our media and healthcare practice areas. We also saw growth in our sports marketing and public relations disciplines. Our adjusted Q2 margin was very strong due to significant progress on our program of strategic transformation, as well as the benefit of improving operating performance at our two largest units.

“Given our first-half results, client activity that remains largely resilient in the face of macro uncertainty, and the work we are doing to further develop our portfolio in growth areas such as media trading, commerce and data-driven marketing, we remain on track against the full-year target for an organic net revenue decrease of 1 to 2%. At this level, we expect to drive adjusted 2025 EBITA margin significantly ahead of the 16.6% we had previously shared, reflecting both structural and operating improvement.

“Our organization continues to evolve as we connect more of our capabilities to the strong foundational elements of data and technology. This includes continued progress in embedding artificial intelligence in our workflows and products, allowing us to deliver the benefits of our centers of excellence and platforms to clients through solutions that drive marketing and sales outcomes for their businesses. With these investments in our people and our capabilities, we are seeing positive new business performance.

“Looking ahead to our combination with Omnicom, we remain on track to see the transaction completed in the second half of this year. The level of interest and support from clients continues to be strong, and there is enthusiasm on the part of practitioners across both organizations to unlock the value that the combination will create. By bringing together our deep pools of talent, complementary capabilities, and geographic strengths, we can create an organization with unmatched ability to deliver business outcomes for marketers in every industry sector, around the world."

Summary

Revenue
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

•Second quarter 2025: Total revenue, which includes billable expenses, was $2.54 billion, compared to $2.71 billion in the second quarter of 2024.
•Revenue before billable expenses ("net revenue") was $2.17 billion, a reported decrease of 6.6% from the second quarter of 2024, which reflects a net decrease due to strategic dispositions of 3.4%, an organic decrease of 3.5%, and a positive impact of foreign currency translation of 0.3%, compared to the second quarter of 2024.
•First half 2025: Total revenue, which includes billable expenses, was $4.86 billion, compared to $5.21 billion in the first half of 2024.
•Revenue before billable expenses ("net revenue") was $4.17 billion, a reported decrease of 7.6% from the first half of 2024, which reflects a net decrease due to strategic dispositions of 3.6%, an organic decrease of 3.6%, and a negative impact of foreign currency translation of 0.4%, compared to the first half of 2024.

Operating Results
•In the second quarter of 2025, operating income was $243.7 million, including charges for previously announced strategic restructuring of $118.0 million and deal costs of $10.9 million related to the planned acquisition of IPG by Omnicom, compared to operating income of $318.2 million in 2024. Adjusted EBITA before restructuring charges and deal costs was $393.7 million compared to $338.9 million for the same period in 2024. Second quarter 2025 margin of adjusted EBITA before restructuring charges and deal costs was 18.1% on revenue before billable expenses.
•In the first half of 2025, operating income was $201.7 million, including charges for previously announced strategic restructuring of $321.3 million and deal costs of $15.7 million, compared to operating income of $502.4 million in 2024. Adjusted EBITA before restructuring charges and deal costs was $580.2 million compared to $544.4 million for the same period in 2024. First half 2025 margin of adjusted EBITA before restructuring charges and deal costs was 13.9% on revenue before billable expenses.
•In the second quarter of 2025, management continued restructuring actions, as previously announced, which are designed to transform our business, enhance our offerings and drive significant structural expense savings. Restructuring charges were $118.0 million and $321.3 million in the second quarter and first half of 2025, respectively.
•Net restructuring charges of $0.3 million and $0.9 million in the second quarter and first half of 2024, respectively, were related to adjustments to our restructuring actions taken in 2020 and 2022.
•Refer to reconciliations in the appendix within this press release for further detail.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Net Results
•In the second quarter of 2025, the income tax expense was $54.6 million on income before income taxes of $218.0 million.
•Second quarter 2025 net income available to IPG common stockholders was $162.5 million, resulting in earnings of $0.44 per basic share and diluted share compared to earnings of $0.57 per basic share and diluted share for the same period in 2024. Adjusted earnings were $0.75 per diluted share as adjusted for after-tax amortization of acquired intangibles of $16.9 million, after-tax restructuring charges of $88.4 million, after-tax deal costs of $11.0 million and an after-tax gain of $1.5 million on the sales of businesses. This compares to adjusted earnings of $0.61 per diluted share a year ago.
•In the first half of 2025, the income tax expense was $45.4 million on income before income taxes of $123.6 million.
•First half 2025 net income available to IPG common stockholders was $77.1 million, resulting in earnings of $0.21 per basic share and diluted share compared to earnings of $0.86 per basic share and diluted share for the same period in 2024. Adjusted earnings were $1.08 per diluted share as adjusted for after-tax amortization of acquired intangibles of $33.1 million, after-tax restructuring charges of $242.1 million, after-tax deal costs of $15.6 million and an after-tax loss of $33.4 million on the sales of businesses. This compares to adjusted earnings of $0.96 per diluted share a year ago.
•Refer to reconciliations in the appendix within this press release for further detail.

Operating Results

Revenue
Revenue before billable expenses of $2.17 billion in the second quarter of 2025 decreased 6.6% compared with the same period in 2024. Compared to the second quarter of 2024, the effect of foreign currency translation was positive 0.3%, the impact of net dispositions was negative 3.4%, and the resulting organic decrease of net revenue was 3.5%.

Revenue before billable expenses of $4.17 billion in the first half of 2025 decreased 7.6% compared with the same period in 2024. Compared to the first half of 2024, the effect of foreign currency translation was negative 0.4%, the impact of net dispositions was negative 3.6%, and the resulting organic decrease of net revenue was 3.6%.

Operating Expenses
In the second quarter of 2025, total operating expenses, excluding billable expenses, restructuring charges, deal costs and amortization of acquired intangibles decreased 10.5% when compared with the same period in 2024.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

In the first half of 2025, total operating expenses, excluding billable expenses, restructuring charges, deal costs and amortization of acquired intangibles decreased 9.5% when compared with the same period in 2024.

In the second quarter of 2025, staff cost ratio, which is total salaries and related expenses as a percentage of revenue before billable expenses, decreased to 63.4% compared to 66.9% for the same period in 2024. Total salaries and related expenses in the second quarter of 2025 were $1.38 billion, a decrease of 11.5% from a year ago. The decrease was primarily driven by decreased base salaries, benefits and tax, as well as decreases in severance and performance-based employee compensation expenses. In the first half of 2025, staff cost ratio decreased to 67.0% compared to 69.4% for the same period in 2024. Total salaries and related expenses in the first half of 2025 were $2.79 billion, a decrease of 10.8% from a year ago. The decrease was primarily driven by decreased base salaries, benefits and tax, as well as decreases in severance and temporary help expenses, partially offset by an increase in performance-based employee compensation expense.

In the second quarter of 2025, office and other direct expenses as a percentage of revenue before billable expenses decreased to 15.0% compared to 15.4% for the same period in 2024. Office and other direct expenses were $325.2 million in the second quarter of 2025, a decrease of 9.3% from a year ago, mainly due to decreases in occupancy expense and professional consulting fees, partially offset by increases in technology & software expenses. In the first half of 2025, office and other direct expenses as a percentage of revenue before billable expenses increased to 15.5% compared to 15.1% for the same period in 2024. Office and other direct expenses were $644.4 million in the first half of 2025, a decrease of 5.3% from a year ago, mainly due to factors similar to those noted above for the second quarter of 2025.

Selling, general and administrative ("SG&A") expenses increased by $18.8 million to $46.4 million in the second quarter of 2025 when compared with the same period in 2024 due to deal costs incurred related to the planned acquisition of IPG by Omnicom, as well as increases in technology & software and performance-based employee compensation expenses. SG&A expenses increased by $21.2 million to $86.8 million in the first half of 2025 when compared with the same period in 2024 due to factors similar to those noted above for the second quarter of 2025. SG&A expenses include $10.9 million and $15.7 million of deal costs incurred during the second quarter and first half of 2025, respectively, related to the planned acquisition of IPG by Omnicom.

Depreciation and amortization expense decreased by $3.8 million to $61.2 million in the second quarter of 2025 when compared with the same period in 2024. Depreciation and
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

amortization expense decreased by $8.0 million to $122.2 million in the first half of 2025 when compared with the same period in 2024.

In the first quarter of 2025, management initiated restructuring actions, as previously announced, which are designed to transform our business, enhance our offerings and drive significant structural expense savings. Restructuring charges were $118.0 million and $321.3 million in the second quarter and first half of 2025, respectively. Actions are expected to be completed by the end of 2025, with total restructuring charges expected to be $375.0 - $400.0 million, including a substantial non-cash portion. Net restructuring charges of $0.3 million and $0.9 million in the second quarter and first half of 2024, respectively, were related to adjustments to our restructuring actions taken in 2020 and 2022.

Non-Operating Results and Tax
Net interest expense increased by $3.0 million to $24.3 million in the second quarter of 2025 from a year ago. Net interest expense increased by $4.4 million to $39.8 million in the first half of 2025 from a year ago.

Other expense, net was $1.4 million in the second quarter of 2025, and primarily related to pension and post-retirement costs, partially offset by gains on sales of businesses. Other expense, net was $38.3 million in the first half of 2025, and primarily related to losses on sales of businesses.

The income tax provision in the second quarter of 2025 was $54.6 million on income before income taxes of $218.0 million, compared to an income tax provision of $75.6 million for the second quarter of 2024 on income before income taxes of $295.7 million. The income tax provision in the first half of 2025 was $45.4 million on income before income taxes of $123.6 million, compared to an income tax provision of $122.9 million for the first half of 2024 on income before income taxes of $456.3 million.

Balance Sheet
At June 30, 2025, cash and cash equivalents totaled $1.56 billion, compared to $2.19 billion at December 31, 2024 and $1.55 billion on June 30, 2024. Total debt was $2.96 billion at June 30, 2025, compared to $2.96 billion at December 31, 2024.

Share Repurchase Program
During the first half of 2025, the Company repurchased 7.4 million shares of its common stock at an aggregate cost of $188.3 million and an average price of $25.29 per share, including fees.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Common Stock Dividend
During the second quarter of 2025, the Company declared and paid a common stock cash dividend of $0.330 per share. Total dividends paid during the quarter were $121.1 million.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic revenue before billable expenses change, adjusted EBITA, adjusted EBITA before restructuring charges and deal costs and adjusted earnings per diluted share, and the reconciliations thereof, please refer to the appendix within this press release and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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About Interpublic
Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include Acxiom, Craft, FCB, FutureBrand, Golin, Initiative, IPG Health, IPG Mediabrands, Jack Morton, KINESSO, MAGNA, McCann, Mediahub, Momentum, MRM, MullenLowe Global, Octagon, UM, Weber Shandwick and more. IPG is an S&P 500 company with total revenue of $10.7 billion in 2024.

# # #

Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this report that are not historical facts, including statements regarding goals, intentions and expectations as to future plans, trends, events, or future results of operations or financial position, constitute forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “project,” “forecast,” “plan,” “intend,” “could,” “would,” “should,” “will likely result” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results and outcomes to differ materially from those reflected in the forward-looking statements, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

On December 8, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Omnicom Group Inc. (“Omnicom”), pursuant to which a merger subsidiary of Omnicom will merge with and into IPG, with IPG surviving the merger as a direct wholly owned subsidiary of Omnicom. The forward-looking statements in this report, other than the statements regarding the proposed merger transaction with Omnicom, do not assume the consummation of the proposed transactions unless specifically stated otherwise.

Actual results and outcomes could differ materially for a variety of reasons, including, among others:

◦risks relating to the pending merger transaction with Omnicom, including: the occurrence of any event, change, or other circumstances that could delay or prevent closing of the proposed transactions with Omnicom, or give rise to the termination of the Merger Agreement; unanticipated costs or restrictions resulting from regulatory review of the merger transactions; restrictions on our business activities imposed by the Merger Agreement; costs incurred in connection with the merger and subsequent integration with Omnicom; litigation risks relating to the merger; any failure to integrate successfully the business and operations of Omnicom and IPG in the expected time frame, to realize all of the anticipated benefits of the combination or to effectively manage the combined companies’ expanded operations; and any merger-related loss of clients, service providers, vendors, or other business counterparties;
◦the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
◦our ability to attract new clients and retain existing clients, including as a result of the announced merger transaction with Omnicom;
◦our ability to retain and attract key employees; including as a result of the announced merger transaction with Omnicom;
◦unanticipated changes in the competitive environment in the marketing and communications services industry, including risks and challenges from new or developing technologies such as artificial intelligence (AI);
◦risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in interest rates, inflation rates and currency exchange rates;
◦the economic or business impact of military or political conflict in key markets, or any significant market disruptions as a result of factors like public health crises;
◦developments from changes in the regulatory and legal environment for advertising and marketing services companies around the world, including laws and regulations related to data protection and consumer privacy;
◦the impact on our business as a result of general or directed cybersecurity events; and
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a challenging economy, and potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments.

Investors should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our other SEC filings. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any of them in light of new information, future events, or otherwise.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

APPENDIX

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS SECOND QUARTER REPORT 2025 AND 2024 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended June 30,
	2025	2024	Fav. (Unfav.) % Variance
Revenue:
Revenue before Billable Expenses	$2,172.7	$2,327.1	(6.6)%
Billable Expenses	364.1	382.9	(4.9)%
Total Revenue	2,536.8	2,710.0	(6.4)%

Operating Expenses:
Salaries and Related Expenses	1,378.2	1,557.6	11.5%
Office and Other Direct Expenses	325.2	358.4	9.3%
Billable Expenses	364.1	382.9	4.9%
Cost of Services	2,067.5	2,298.9	10.1%
Selling, General and Administrative Expenses	46.4	27.6	(68.1)%
Depreciation and Amortization	61.2	65.0	5.8%
Restructuring Charges	118.0	0.3	>(100)%
Total Operating Expenses	2,293.1	2,391.8	4.1%
Operating Income	243.7	318.2	23.4%

Expenses and Other Income:
Interest Expense	(50.5)	(57.9)
Interest Income	26.2	36.6
Other Expense, Net	(1.4)	(1.2)
Total (Expenses) and Other Income	(25.7)	(22.5)

Income Before Income Taxes	218.0	295.7
Provision for Income Taxes	54.6	75.6
Income of Consolidated Companies	163.4	220.1
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.2	(0.5)
Net Income	163.6	219.6
Net Income Attributable to Non-controlling Interests	(1.1)	(5.1)
Net Income Available to IPG Common Stockholders	$162.5	$214.5

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.44	$0.57
Diluted	$0.44	$0.57

Weighted-Average Number of Common Shares Outstanding:
Basic	367.9	376.3
Diluted	370.1	378.7

Dividends Declared Per Common Share	$0.330	$0.330
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A1

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS SECOND QUARTER REPORT 2025 AND 2024 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Six Months Ended June 30,
	2025	2024	Fav. (Unfav.) % Variance
Revenue:
Revenue before Billable Expenses	$4,169.0	$4,510.0	(7.6)%
Billable Expenses	690.4	695.9	(0.8)%
Total Revenue	4,859.4	5,205.9	(6.7)%

Operating Expenses:
Salaries and Related Expenses	2,792.6	3,130.4	10.8%
Office and Other Direct Expenses	644.4	680.5	5.3%
Billable Expenses	690.4	695.9	0.8%
Cost of Services	4,127.4	4,506.8	8.4%
Selling, General and Administrative Expenses	86.8	65.6	(32.3)%
Depreciation and Amortization	122.2	130.2	6.1%
Restructuring Charges	321.3	0.9	>(100)%
Total Operating Expenses	4,657.7	4,703.5	1.0%
Operating Income	201.7	502.4	59.9%

Expenses and Other Income:
Interest Expense	(100.6)	(120.7)
Interest Income	60.8	85.3
Other Expense, Net	(38.3)	(10.7)
Total (Expenses) and Other Income	(78.1)	(46.1)

Income Before Income Taxes	123.6	456.3
Provision for Income Taxes	45.4	122.9
Income of Consolidated Companies	78.2	333.4
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.1	(0.2)
Net Income	78.3	333.2
Net Income Attributable to Non-controlling Interests	(1.2)	(8.3)
Net Income Available to IPG Common Stockholders	$77.1	$324.9

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.21	$0.86
Diluted	$0.21	$0.86

Weighted-Average Number of Common Shares Outstanding:
Basic	370.2	377.4
Diluted	372.5	379.7

Dividends Declared Per Common Share	$0.660	$0.660

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A2

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended June 30, 2025
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Deal Costs[2]	Net Gains on Business Dispositions[3]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges & Deal Costs[4]	$243.7	$(21.1)	$(118.0)	$(10.9)		$393.7

Total (Expenses) and Other Income[5]	(25.7)				$1.9	(27.6)
Income Before Income Taxes	218.0	(21.1)	(118.0)	(10.9)	1.9	366.1
Provision for Income Taxes	54.6	4.2	29.6	(0.1)	(0.4)	87.9
Equity in Net Income of Unconsolidated Affiliates	0.2					0.2
Net Income Attributable to Non-controlling Interests	(1.1)					(1.1)
Net Income Available to IPG Common Stockholders	$162.5	$(16.9)	$(88.4)	$(11.0)	$1.5	$277.3

Weighted-Average Number of Common Shares Outstanding - Basic	367.9					367.9
Dilutive effect of stock options and restricted shares	2.2					2.2
Weighted-Average Number of Common Shares Outstanding - Diluted	370.1					370.1

Earnings per Share Available to IPG Common Stockholders[6]:
Basic	$0.44	$(0.05)	$(0.24)	$(0.03)	$0.00	$0.75
Diluted	$0.44	$(0.05)	$(0.24)	$(0.03)	$0.00	$0.75

[1] Restructuring charges for the three months ended June 30, 2025 relate to new actions, including severance, lease terminations, and other restructuring items designed to drive significant structural expense savings.

[2] Consists of deal costs recorded in the second quarter of 2025 related to the planned acquisition of IPG by Omnicom.
[3] Primarily relates to net gains as a result of complete dispositions of businesses.
[4] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges and Deal Costs on page A5 in the appendix.
[5] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[6] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A3

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Six Months Ended June 30, 2025
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Deal Costs[2]	Net Losses on Business Dispositions[3]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges & Deal Costs[4]	$201.7	$(41.5)	$(321.3)	$(15.7)		$580.2

Total (Expenses) and Other Income[5]	(78.1)				$(34.5)	(43.6)
Income Before Income Taxes	123.6	(41.5)	(321.3)	(15.7)	(34.5)	536.6
Provision for Income Taxes	45.4	8.4	79.2	0.1	1.1	134.2
Equity in Net Income of Unconsolidated Affiliates	0.1					0.1
Net Income Attributable to Non-controlling Interests	(1.2)					(1.2)
Net Income Available to IPG Common Stockholders	$77.1	$(33.1)	$(242.1)	$(15.6)	$(33.4)	$401.3

Weighted-Average Number of Common Shares Outstanding - Basic	370.2					370.2
Dilutive effect of stock options and restricted shares	2.3					2.3
Weighted-Average Number of Common Shares Outstanding - Diluted	372.5					372.5

Earnings per Share Available to IPG Common Stockholders[6]:
Basic	$0.21	$(0.09)	$(0.65)	$(0.04)	$(0.09)	$1.08
Diluted	$0.21	$(0.09)	$(0.65)	$(0.04)	$(0.09)	$1.08

[1] Restructuring charges for the first half of 2025 relate to new actions, including severance, lease terminations, and other restructuring items designed to drive significant structural expense savings.

[2] Consists of deal costs recorded in the first six months ended June 30, 2025 related to the planned acquisition of IPG by Omnicom.
[3] Primarily relates to net losses as a result of complete dispositions of businesses.
[4] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges and Deal Costs on page A5 in the appendix.
[5] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[6] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A4

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenue Before Billable Expenses	$2,172.7	$2,327.1	$4,169.0	$4,510.0

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$162.5	$214.5	$77.1	$324.9

Add Back:
Provision for Income Taxes	54.6	75.6	45.4	122.9
Subtract:
Total (Expenses) and Other Income	(25.7)	(22.5)	(78.1)	(46.1)
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.2	(0.5)	0.1	(0.2)
Net Income Attributable to Non-controlling Interests	(1.1)	(5.1)	(1.2)	(8.3)
Operating Income	243.7	318.2	201.7	502.4

Add Back:
Amortization of Acquired Intangibles	21.1	20.4	41.5	41.1

Adjusted EBITA	$264.8	$338.6	$243.2	$543.5
Adjusted EBITA Margin on Revenue before Billable Expenses %	12.2%	14.6%	5.8%	12.1%

Restructuring Charges	118.0	0.3	321.3	0.9
Deal Costs	10.9	—	15.7	—

Adjusted EBITA before Restructuring Charges and Deal Costs	$393.7	$338.9	$580.2	$544.4
Adjusted EBITA before Restructuring Charges and Deal Costs Margin on Revenue before Billable Expenses %	18.1%	14.6%	13.9%	12.1%

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A5

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended June 30, 2024
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Gains on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$318.2	$(20.4)	$(0.3)		$338.9

Total (Expenses) and Other Income[3]	(22.5)			$2.1	(24.6)
Income Before Income Taxes	295.7	(20.4)	(0.3)	2.1	314.3
Provision for Income Taxes	75.6	4.2	0.1	(0.6)	79.3
Equity in Net Loss of Unconsolidated Affiliates	(0.5)				(0.5)
Net Income Attributable to Non-controlling Interests	(5.1)				(5.1)
Net Income Available to IPG Common Stockholders	$214.5	$(16.2)	$(0.2)	$1.5	$229.4

Weighted-Average Number of Common Shares Outstanding - Basic	376.3				376.3
Dilutive effect of stock options and restricted shares	2.4				2.4
Weighted-Average Number of Common Shares Outstanding - Diluted	378.7				378.7

Earnings per Share Available to IPG Common Stockholders[4]:
Basic	$0.57	$(0.04)	$(0.00)	$0.00	$0.61
Diluted	$0.57	$(0.04)	$(0.00)	$0.00	$0.61

[1] Primarily relates to gains on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A6

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Six Months Ended June 30, 2024
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$502.4	$(41.1)	$(0.9)		$544.4

Total (Expenses) and Other Income[3]	(46.1)			$(4.7)	(41.4)
Income Before Income Taxes	456.3	(41.1)	(0.9)	(4.7)	503.0
Provision for Income Taxes	122.9	8.4	0.2	(1.7)	129.8
Equity in Net Loss of Unconsolidated Affiliates	(0.2)				(0.2)
Net Income Attributable to Non-controlling Interests	(8.3)				(8.3)
Net Income Available to IPG Common Stockholders	$324.9	$(32.7)	$(0.7)	$(6.4)	$364.7

Weighted-Average Number of Common Shares Outstanding - Basic	377.4				377.4
Dilutive effect of stock options and restricted shares	2.3				2.3
Weighted-Average Number of Common Shares Outstanding - Diluted	379.7				379.7

Earnings per Share Available to IPG Common Stockholders[4]:
Basic	$0.86	$(0.09)	$(0.00)	$(0.02)	$0.97
Diluted	$0.86	$(0.09)	$(0.00)	$(0.02)	$0.96

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts are calculated on an unrounded basis but rounded for purposes of presentation.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A7